                                    EXHIBIT 5

           Opinion and consent of Kramer Levin Naftalis & Frankel LLP

                                January 31, 2005

Globecomm Systems Inc.
45 Oser Avenue
Hauppauge, New York 11788

                      Re: Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel to Globecomm Systems Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a
Registration Statement on Form S-8 (the "Registration Statement"), for the
purpose of registering 144,390 shares of the common stock, par value $0.001, of the Company (the "Shares") and related stock options for issuance under the
Company's Amended and Restated 1997 Stock Incentive Plan (the "Plan"), a copy of which is filed as Exhibit 99 to the Registration Statement.

                  We have reviewed such documents and made such investigations as we have deemed appropriate to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon the representations, statements or certificates of officers or representatives of the Company, public officials and others.

                  Based on the foregoing, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received)
pursuant to (i) the provisions of option agreements duly authorized under the
Plan and in accordance with the Registration Statement, or (ii) duly authorized direct stock issuances in accordance with the Plan and the Registration
Statement, the Shares will be legally issued, fully paid and non-assessable.

                  We express no opinion as to any laws other than the General
Corporation Law of the State of Delaware and the laws of the State of New York and the federal laws of the United States of America. Our opinion is rendered only with respect to the laws which are currently in effect in such jurisdictions.

                  We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                    Very truly yours,

                                    /s/ Kramer Levin Naftalis & Frankel LLP
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                                    KRAMER LEVIN NAFTALIS & FRANKEL LLP